UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 22, 2007

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 22, 2007, Roubik Gregorian, Chief Executive Officer and President of Exar Corporation (the “Company”), resigned as Chief Executive Officer and President of the Company and as a member of its Board of Directors, effective immediately. In connection with his resignation, the Company intends to enter into a separation agreement with Mr. Gregorian and provide Mr. Gregorian with the severance benefits set forth in Section 4.1 of his employment agreement with the Company.

On February 22, 2007, Mr. Richard L. Leza, Chairman of the Board of Directors of the Company, was appointed as acting Chief Executive Officer and President of the Company while the Company conducts an executive search for a new Chief Executive Officer. In connection with his appointment as acting Chief Executive Officer and President, Mr. Leza has been replaced on the Audit Committee of the Company’s Board of Directors by Mr. Pete Rodriguez. Mr. Leza will continue to serve on the Strategic Committee of the Board of Directors, but Mr. John McFarlane will serve as Chairman of the committee. In addition, Mr. Leza will continue to serve as Chairman of the Board.

During his service as acting Chief Executive Officer and President, Mr. Leza will be paid a salary of $35,000 per month, and will cease to receive the cash compensation paid to non-employee Directors. Mr. Leza will continue to vest in his prior equity grants. The Company intends to consider additional equity grants to Mr. Leza in the event his service as acting Chief Executive Officer and President extends beyond three months.

Mr. Leza, age 59, joined the Company as a Director in October 2005 and was elected Chairman of the Board on September 7, 2006. Mr. Leza is the founder, Chairman and Chief Executive Officer of AI Research Corporation, an early stage venture capital firm specializing in the areas of technology and business software. Mr. Leza has served in such position, which is his principal occupation and employment, since 1988. He is also the Co-Founder, past Chairman and past President of Hispanic-Net, a non-profit organization dedicated to creating a network of successful Hispanics that will improve and enhance Hispanic business and investment opportunities in technology. From 1998 to 2001, Mr. Leza was the Co-Founder, Chairman and Chief Executive Officer of CastaLink, Inc., a provider of a web-based supply chain collaboration solution which provided business process automation and real-time access to mission critical information among enterprises, their customers and suppliers. From 1997 to 1999, Mr. Leza served as co-founder, Chairman and Chief Executive Officer of NucleoTech Corporation, an application software company focused on developing, integrating and marketing a family of digital image-driven analytical DNA software solutions. From 1982 to 1988, he was co-founder, Chairman and Chief Executive Officer of RMC Group, Inc., which provided management and research services for public and private technology companies. Mr. Leza is a Board member of the Stanford Graduate School of Business Advisory Counsel and the New Mexico State University Foundation. He is the author of various publications, writing on topics such as exporting, venture capital and developing business plans. Mr. Leza earned an MBA from Stanford University Graduate School of Business and a B.S. in Engineering from New Mexico State University.

The Company issued a press release on February 22, 2007 announcing the resignation of Mr. Roubik Gregorian and the appointment of Mr. Richard L. Leza described above. The press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2007

EXAR CORPORATION

By:	/s/ Richard L. Leza
Name:	Richard L. Leza
Title:	Chairman of the Board and Acting Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release